                                                                  Exhibit (c)(7)

                               Pinkerton's, Inc.
                 1999 Severance Plan for Selected Participants

     The plan set forth herein (the "Plan") describes the severance compensation and benefits, if any, that Pinkerton's, Inc. (the "Company") will pay upon the qualifying termination of the employment of certain selected participants ("Participants") following a Change in Control (as defined below) of the Company which occurs during 1999. This Plan shall be void, and have no force or effect, if there is no Change in Control of the Company during 1999. The employee must be designated by the President and Chief Executive Officer of the Company as a Participant entitled to the benefits of the Plan. Appendix A identifies the
                                                   ----------
Participants entitled to the benefits of the Plan as of the date appearing on the Appendix (each an "Executive"). Appendix A may be revised from time to time in the discretion of the President and Chief Executive Officer of the Company.

     Each capitalized term used below and not otherwise defined herein shall have the meaning set forth in Appendix B.
                              ----------

Severance Benefits
------------------

     If the Executive's employment is terminated other than by a Nonqualifying Termination, the Company shall pay to the Executive severance compensation, payable in installments, equivalent to the continuation of the Executive's monthly base salary in effect on the date such employment is terminated for six
(6) months thereafter; and the Company shall continue the Executive's health benefits until the earlier of six (6) months after such employment is terminated or the Executive becomes employed. The date on which such health benefits terminate shall be the "qualifying event" for purposes of entitlement to COBRA benefits.

Effectiveness; Administration of Plan
-------------------------------------

     This Plan has been approved by the Compensation Committee of the Board of Directors of the Company, effective January 19, 1999, and may be amended or terminated at any time, prospectively or retroactively, by the Compensation Committee. No amendment to the Plan shall reduce benefits to an employee already vested under the Plan. The benefits provided to an employee under the Plan, if any, shall be vested to such employee only upon the actual termination of employment, subject to the terms and conditions of the Plan. Otherwise, no benefits shall be considered vested under the Plan. The Plan shall automatically terminate, and have no force or effect, if a Change in Control (as defined below) of the Company does not occur during 1999.

     The Compensation Committee shall administer the Plan in every respect, including the interpretation of the Plan, the determination of all questions relating to the right of any person to receive any benefit under the Plan, and the determination of the amount and kind of benefits payable under the Plan.

Agreement by Executive
----------------------

     The Executive, by accepting to be designated as entitled to the benefits of the Plan, agrees that all determinations made by the Compensation Committee with respect to the administration of the Plan shall conclusively determine the Executive's rights under the Plan and shall be final and binding upon the Executive and any person claiming any interest in the Plan.

     No Executive shall be entitled to the benefits of the Plan before having returned to the Company an executed acknowledgment in the form of Appendix C.
                                                                  -----------

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

                                   Appendix A
                                   ----------

                                  Participants

L. Bennett

L. Cerar

T. Clark

R. Ferens

J. Fox

R. Grimes

G. Lamb

L. Lesperance

F. London

W. Robinson

L. Taylor

L. Woelk

     Dated:  January 19, 1999

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

                                   Appendix B
                                   ----------

                                  Definitions

     (A) "Cause" means (1) a material breach by Executive of the duties and responsibilities of the Executive, other than as a result of incapacity due to physical or mental illness, which is demonstrably willful and deliberate on Executive's part, (2) a material breach by Executive of a major Company policy, including the Code of Business Ethics, Business Travel, Entertainment & Meetings, Americans with Disabilities, Equal Employment Opportunity & Affirmative Action and anti-Harassment policies, which is demonstrably willful and deliberate on Executive's part, or (3) the commission by Executive of a crime involving moral turpitude.

     (B)  "Change in Control" means:

          (1) the acquisition by any individual, entity or group (a "Person"), including any "person" within the meaning of Sections 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act, of 20% or more of either (i) the then outstanding shares of Common Stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that the following acquisitions shall not
              --------  -------
constitute a Change in Control: (A) any acquisition directly from the Company (excluding any acquisition resulting from the exercise of a conversion or exchange privilege in respect of outstanding convertible or exchangeable securities), (B) any acquisition by the Company, (C) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, (D) any acquisition by any corporation pursuant to a reorganization, merger or consolidation involving the Company, if, immediately after such reorganization, merger or consolidation, each of the conditions described in clauses (i), (ii) and (iii) of subsection
(3) of this definition shall be satisfied, (E) any purchase of Outstanding Company Common Stock by any Person who on April 20, 1994 owned more than 20% of the Outstanding Company Common Stock (a "Substantial Holder") if the number of shares purchased, when added to all other shares of Outstanding Company Common Stock purchased by such Substantial Holder after April 20, 1994, is less than 10% of the Outstanding Company Common Stock, or (F) upon the death of a Substantial Holder, the transfer (a) by testamentary disposition or the laws of intestate succession to the estate or the legal beneficiaries or heirs of such Substantial Holder, or (b) by the provisions of any living trust to the named current income beneficiaries thereof as of April 20, 1994, of Outstanding Company Common Stock beneficially owned by such Substantial Holder at the time of his or her death; and provided, further that, for purposes of clause (B), if
                         --------
any Person (other than the Company or any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company) shall become the beneficial owner of 20% or more of the Outstanding Company Common Stock or 20% or more of the Outstanding Company Voting Securities by reason of an acquisition by the Company and such Person shall, after such acquisition by the Company, become the beneficial owner of any additional shares of the Outstanding Company Common Stock or any additional Outstanding Voting Securities and such beneficial ownership is publicly announced, such additional beneficial ownership shall constitute a Change in Control;

          (2) individuals who, as of the date following the Company's 1994 Annual Meeting of Stockholders, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least 66-2/3% of such Board; provided,
                                                                   --------
however, that any individual who becomes a director of the Company subsequent to
-------
such date whose election, or nomination for election by the Company's stockholders, was approved by the vote of at least 66-2/3% of the directors then comprising the Incumbent Board shall be deemed to have been a member of the Incumbent Board; and provided further that no individual who was initially
                     -------- -------
elected as a director of the Company as a result of an actual or threatened election contest, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act, or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board shall be deemed to have been a member of the Incumbent Board;

          (3) approval by the stockholders of the Company and the subsequent completion of a reorganization, merger or consolidation unless, in any such case, immediately after such reorganization, merger or consolidation, (i) more than 60% of the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation and more than 60% of the combined voting power of the then outstanding securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals or entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such reorganization, merger or consolidation and in substantially the same proportions relative to each other as their ownership, immediately prior to such reorganization, merger or consolidation, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (ii) no Person (other than the Company, or any employee benefit plan (or related trust) sponsored or maintained by the Company or the corporation resulting from such reorganization, merger or consolidation (or any corporation controlled by the Company) or any Person which beneficially owned, immediately prior to such reorganization, merger or consolidation, directly or indirectly, 20% or more of the Outstanding Company Common Stock or the Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 20% or more of the then outstanding shares of common stock of such corporation or 20% or more of the combined voting power of the then outstanding securities of such corporation entitled to vote generally in the election of directors and
(iii) at least 66-2/3% of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such reorganization, merger or consolidation; or

          (4) approval by the stockholders of the Company and the subsequent completion of (i) a plan of complete liquidation or dissolution of the Company or (ii) the sale or other disposition of all or substantially all of the assets of the Company other than to a corporation with respect to which, immediately after such sale or other disposition, (A) more than 60% of the then outstanding shares of common stock thereof and more than 60% of the combined voting power of the then outstanding securities thereof entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such sale or other disposition and in substantially the same proportions relative to each other as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (B) no Person (other than the Company, any employee benefit plan (or related trust) sponsored or maintained by the Company or such corporation (or any corporation controlled by the Company) and any Person which beneficially owned, immediately prior to such sale or other disposition, directly or indirectly, 20% or more of the Outstanding Company Common Stock or the Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 20% or more of the then outstanding shares of common stock thereof or 20% or more of the combined voting power of the then outstanding securities thereof entitled to vote generally in the election of directors and (C) at least 66-2/3% of the members of the board of directors thereof were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition.

     (C) "Nonqualifying Termination" means a termination of the Executive's employment (1) by the Company for Cause, (2) by the Executive for any reason,
(3) as a result of the Executive's death, (4) by the Company due to the Executive's absence from his or her duties with the Company on a full-time basis for at least 180 consecutive days as a result of the Executive's incapacity due to physical or mental illness or (5) at the Executive's normal retirement date. Any Nonqualifying Termination shall become effective (the "Termination Date") on
(i) the date set forth in a written notice from the Company or the Executive (with respect to clauses (1), (2) and (4) above), (ii) the date of the Executive's death (with respect to clause (3) above) and (iii) the date of the Executive's normal retirement (with respect to clause (5) above). Nothing herein shall be deemed to affect or alter the Company's policies regarding the incapacity of an employee due to physical or mental illness or the compensation or benefits received by such employee during such incapacity, if any.

                                  Appendix C
                                  ----------

                             Form of Acknowledgment

     The undersigned hereby acknowledges that he/she has been designated as entitled to the benefits of the 1999 Severance Plan for Selected Participants of Pinkerton's, Inc. and has received a copy thereof, and hereby accepts such designation and agrees to the terms and conditions of such plan.


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Date                                           Name (Print):

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